Exhibit 99.1

For Immediate Release: June 15, 2011

For More Information, Contact:
Thomas C. Leonard, Senior Vice President and Chief Financial Officer
Phone: 603-913-2300
Fax: 603-913-2305

Pennichuck Corporation Shareholders Approve Acquisition by Nashua
Merger Agreement Approved by Holders of At Least Two-Thirds of Outstanding Shares

MERRIMACK, NH (June 15, 2011) – Pennichuck Corporation (NASDAQ: PNNW) today announced that at a Special Meeting of its shareholders on June 15, 2011, the holders of at least two-thirds of its common stock outstanding as of April 15, 2011, voted to approve the November 11, 2010 Agreement and Plan of Merger (the “Merger Agreement”) entered into between Pennichuck and the City of Nashua, New Hampshire, whereby the City has agreed to acquire all of the outstanding common shares of Pennichuck for $29.00 per share in cash.

Commenting on the results of the vote, Duane C. Montopoli, Pennichuck’s President and Chief Executive Officer, said, “We are very pleased with this outcome, which is consistent with the unanimous determination by our Board of Directors that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our shareholders.”

Looking ahead, remaining conditions to closing include, (a) advance approval by the New Hampshire Public Utilities Commission (“NHPUC”), and (b) Nashua’s ability to obtain appropriate financing. While we remain committed to completing this transaction as quickly as possible, we are not able to predict whether the remaining approvals, contingencies and other conditions precedent to closing will be obtained, resolved or satisfied, as applicable, and therefore if and when this transaction ultimately will be consummated.

About Pennichuck Corporation

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” If and when the proposed merger with the City of Nashua is completed, Pennichuck’s common stock will cease to be publicly traded. The Company’s website is at www.pennichuck.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, a future judicial or regulatory determination that events prior to the November 11, 2010 effective date of our merger agreement with the City of Nashua constituted a final determination of the price to be paid under RSA 38:13 and triggered the statutory 90-day period within which the City was required to decide whether to take, by eminent domain, the assets of our Pennichuck Water Works, Inc. subsidiary; the expiration of said 90-day period without the City having made any such decision; whether the merger transaction is approved by the NHPUC; whether the merger transaction is ultimately consummated; the outcome of requests for rate relief from the NHPUC from time to time; changes in governmental regulations; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.